UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 15, 2015, the Company held its annual meeting of shareholders. The following matters were considered:

1. Election of Directors

Shareholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of shareholders. The voting results were as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Derek Dewan	58,989,724	22,057	15,323,872
Andrew J. Norstrud	57,520,092	1,491,689	15,323,872
Dr. Arthur B. Laffer	58,989,757	22,024	15,323,872
Peter Tanous	58,989,757	22,024	15,323,872
Thomas C. Williams	58,989,757	22,024	15,323,872
William Isaac	58,989,757	22,024	15,323,872
George A. Bajalia	58,989,757	22,024	15,323,872

2. Approval and Ratification of Auditors

Shareholders approved and ratified the reappointment of Friedman LLP to serve as the Company’s independent registered public accounting firm for 2015. The voting results were as follows:

FOR	AGAINST	ABSTAIN
74,302,220	24,585	8,848

3. Approval of the Reverse Stock Split

Shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a one-for-ten reverse stock split whereby every ten (10) shares of the authorized, issued and outstanding shares of Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock of the Company. The voting results were as follows:

FOR	AGAINST	ABSTAIN
73,635,659	193,129	506,865

4. Approval of the Capital Increase

Shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 20,000,000, post Reverse Stock Split, to 200,000,000.

The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
56,311,204	2,695,971	4,606	15,323,872

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: September 15, 2015	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer